Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-139702) of our report dated June 13, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Prestige Brands Holdings, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2008. We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Salt Lake City, UT
June 16, 2008